   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 8, 1997


                                                      REGISTRATION NO. 333-24715
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                AMENDMENT NO. 3
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               AURORA FOODS INC.
                           (formerly MBW Foods Inc.)
             (Exact name of registrant as specified in its charter)

         DELAWARE                       2099                     13-3921934
      (State or other            (Primary Standard            (I.R.S. Employer
      jurisdiction of                Industrial              Identification No.)
     incorporation or           Classification Code
       organization)                  Number)

                           --------------------------
                           Community Corporate Center
                             445 Hutchinson Avenue
                              Columbus, Ohio 43235
                                 (614) 436-8600

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------
                             MR. THOMAS J. FERRARO
                                   PRESIDENT
                               AURORA FOODS INC.
                           COMMUNITY CORPORATE CENTER
                             445 HUTCHINSON AVENUE
                              COLUMBUS, OHIO 43235
                                 (614) 436-8600

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           --------------------------
                                   COPIES TO:

   Mr. James B. Ardrey         Frank L. Schiff, Esq.
  Dartford Partnership              White & Case
         L.L.C.             1155 Avenue of the Americas
 456 Montgomery Street,    New York, New York 10036-2787
       Suite 2200                  (212) 819-8752
San Francisco, California
          94104
     (415) 982-3019

                           --------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered in connection with the information of a holding company and there is compliance with General Instruction G, check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                               PROPOSED          PROPOSED
             TITLE OF EACH                                     OFFERING         AGGREGATE
          NOTE OF SECURITIES               AMOUNT TO BE       PRICE PER          OFFERING         AMOUNT OF
           TO BE REGISTERED                 REGISTERED         NOTE(1)           PRICE(1)      REGISTRATION FEE
9 7/8% Series B Senior Subordinated
  Notes due 2007.......................    $100,000,000          100%          $100,000,000       $30,303.03
9 7/8% Series D Senior Subordinated
  Notes due 2007.......................    $100,000,000          100%          $100,000,000       $30,303.03

(1) In accordance with Rule 457(f)(2), the registration fee is calculated based on the book value, which was been computed as of July 11, 1997, of the outstanding 9 7/8% Senior Subordinated Notes due 2007 and 9 7/8% Series C Senior Subordinated Notes due 2007 of Aurora Foods Inc. to be cancelled in the exchange transaction hereunder. $60,606.06 has been paid to the Commission prior to the filing of this Amendment.
                           --------------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Certificate of Incorporation of the Company provides that no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director except for those breaches and acts or omissions with respect to which the General Corporation Law of the State of Delaware expressly provides that the Certificate of Incorporation shall not eliminate or limit such personal liability of directors.

    Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits

 EXHIBIT
   NO.                                                DESCRIPTION
- ---------  --------------------------------------------------------------------------------------------------
    *1.1   Purchase Agreement dated February 5, 1997 by and between the Company and Chase Securities Inc.

    *1.2   Purchase Agreement dated June 18, 1997 by and between the Company, Chase Securities Inc. and
             Credit Suisse First Boston Corporation.

    *2.1   Asset Purchase Agreement dated as of December 18, 1996, by and between MBW Foods Inc. (as successor-in-interest to MBW Acquisition Corp.) and Conopco, Inc., as amended.

    *2.2   Asset Purchase Agreement dated as of May 7, 1997 by and between the Company and Kraft Foods, Inc.

    *3.1   Certificate of Incorporation of the Company, as amended to date, filed with the Secretary of State of the State of Delaware on November 21, 1996.

    *3.2   Amended and Restated By-laws of the Company.

    *4.1   Indenture dated as of February 10, 1997, by and between the Company and Wilmington Trust Company
             (the "Indenture").

    *4.2   Specimen Certificate of 9 7/8% Series A Senior Subordinated Note due 2007 (included in Exhibit 4.1 hereto).

    *4.3   Specimen Certificate of 9 7/8% Series B Senior Subordinated Note due 2007 (included in Exhibit 4.1 hereto).

 EXHIBIT
   NO.                                                DESCRIPTION
- ---------  --------------------------------------------------------------------------------------------------
    *4.4   Form of Note Guarantee to be issued by future subsidiaries of the Company pursuant to the Series A
             Indenture (included in Exhibit 4.1 hereto).

    *4.5   Exchange and Registration Rights Agreement dated as of February 10, 1997, by and between the
             Company and Chase Securities Inc.

    *4.6   Indenture dated as of July 1, 1997 by and between the Company and Wilmington Trust Company (the
             "Series C Indenture").

    *4.7   Specimen Certificate of 9 7/8% Series C Senior Subordinated Note due 2007 (included in Exhibit 4.6 hereto).

    *4.8   Form of Note Guarantee to be issued by future subsidiaries of the Company pursuant to the Series C
             Indenture (included in Exhibit 4.6 hereto).

    *4.9   Exchange and Registration Rights Agreement dated as of July 1, 1997 by and between the Company,
             Chase Securities Inc. and Credit Suisse First Boston Corporation.

     5.1   Opinion of White & Case regarding the legality of the Series B Notes.

     5.2   Opinion of White & Case regarding the legality of the Series D Notes.

     8.1   Opinion of White & Case regarding certain tax matters--Series B Notes.

     8.2   Opinion of White & Case regarding certain tax matters--Series D Notes

   *10.1   Management Services Agreement, dated as of December 31, 1996, by and between the Company and
             Dartford Partnership L.L.C.

   *10.2   Advisory Services Agreement, dated as of December 31, 1996, by and between the Company and MDC
             Management Company III, L.P.

   *10.3   Agreement dated as of December 31, 1996, by and between MBW Foods Inc. and Fenway Partners, Inc.

   *10.4   Amended and Restated Credit Agreement, dated as of July 1, 1997, by and among the Company, Aurora
             Holdings Inc., as Guarantor, the Lenders listed therein, The Chase Manhattan Bank, as
             Administrative Agent, Chase Securities Inc., as Arranging Agent and Exhibits thereto.

   *10.5   Employment Agreement, dated as of December 31, 1996, by and between the Company and Thomas J.
             Ferraro.

   *10.6   Employment Agreement, dated as of December 31, 1996, by and between the Company and C. Gary
             Willett.

   *10.7   Co-Pack Agreement, dated as of December 31, 1996, by and between the Company and Van den Bergh
             Foods Company.

   *10.8   Flavor Supply Agreement, dated as of December 31, 1996, by and between the Company and Quest
             International Flavors & Food Ingredients Company.

   *10.9   Transition Services Agreement, dated as of December 31, 1996, by and between the Company and
             Conopco, Inc.

   *10.10  Shared Technology Licensing Agreement, dated as of December 31, 1996, by and between the Company and Conopco, Inc.

   *10.11  Amended & Restated Limited Liability Company Agreement of MBW Investors LLC, dated as of December
             31, 1996.

 EXHIBIT
   NO.                                                DESCRIPTION
- ---------  --------------------------------------------------------------------------------------------------
    10.12  Employment Agreement, dated as of January 20, 1997, by and between the Company and Alan Mintz.

   *10.13  Transitional Co-Pack Agreement, dated as of July 1, 1997, by and between the Company and Kraft
             Foods, Inc.

   *10.14  Transition Services Agreement, dated as of July 1, 1997, by and between the Company and Kraft
             Foods, Inc.

   *10.15  Excluded Business Co-Pack Agreement, dated as of July 1, 1997, by and between the Company and
             Kraft Foods, Inc.

   *10.16  Red Wing Co-Pack Agreement, dated as of June 9, 1997 by and between the Company and The Red Wing
             Company, Inc.

   *10.17  Employment Agreement, dated as of June 16, 1997, by and between the Company and Dirk C. Grizzle.

   *12.1   Statement re computation of ratios.

   *21.1   Subsidiaries of Registrant.

   *23.1   Consent of Price Waterhouse LLP.

    23.2   Consent of White & Case (contained in the opinions filed as Exhibits 5.1 and 5.2 hereto).

    23.3   Consent of White & Case (contained in Exhibits 8.1 and 8.2 hereto).

   *23.4   Consent of Coopers & Lybrand L.L.P.

   *24.1   Power of Attorney (see page II-4).

   *25.1   Series B Notes--Statement of eligibility of trustee.

   *25.2   Series D Notes--Statement of eligibility of trustee.

   *99.1   Form of Letter of Transmittal for Series B Notes.

   *99.2   Form of Notice of Guaranteed Delivery for Series B Notes.

   *99.3   Series B Notes--Letter to Brokers.

   *99.4   Series B Notes--Letter to Clients.

   *99.5   Series B Notes--Instructions to Registered Holder and/or Book Entry Transfer Participant from
             Beneficial Owner.

   *99.6   Guidelines for Certificate of Taxpayer Identification Number on substitute Form W-9.

   *99.7   Form of Letter of Transmittal for Series D Notes.

   *99.8   Form of Notice of Guaranteed Delivery for Series D Notes.

   *99.9   Series D Notes--Letter to Brokers.

   *99.10  Series D Notes--Letter to Clients.

   *99.11  Series D Notes--Instructions to Registered Holder and/or Book Entry Transfer Participant from
             Beneficial Owner.


- ------------------------


*   previously filed

ITEM 22.  UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into this prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (d) The registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of post-effective amendment any of the securitites being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 8, 1997.


                                             MBW FOODS INC.

                                             By:                             *
                                                        ------------------------------------------
                                                                      James B. Ardrey
                                                                 EXECUTIVE VICE PRESIDENT
                                                                       AND DIRECTOR

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints and hereby authorizes James B. Ardrey and Tyler T. Zachem, and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to the registration statement.


    Pursuant to the requirements of the Securities Act of 1933, Amendment No. 3 to this Registration Statement has been signed by the following persons in the capacities indicated on September 8, 1997.


                       SIGNATURE                                                   TITLE
- --------------------------------------------------------  --------------------------------------------------------

                           *
      --------------------------------------------                         Director and President
                   Thomas J. Ferraro                                   (Principal Executive Officer)

                           *
      --------------------------------------------                        Chief Financial Officer
                    Dirk C. Grizzle                             (Principal Financial and Accounting Officer)

                           *
      --------------------------------------------                 Director and Executive Vice President
                       Ray Chung

                           *
      --------------------------------------------                   Chairman of the Board of Directors
                     Ian R. Wilson

                           *
      --------------------------------------------                 Director and Executive Vice President
                    James B. Ardrey

                           *
      --------------------------------------------                                Director
                   David E. De Leeuw

                           *
      --------------------------------------------                                Director
                     Charles Ayres

                       SIGNATURE                                                   TITLE
- --------------------------------------------------------  --------------------------------------------------------
                  /S/ TYLER T. ZACHEM
      --------------------------------------------                                Director
                    Tyler T. Zachem

                           *
      --------------------------------------------                                Director
                       Peter Lamm

                           *
      --------------------------------------------                                Director
                  Richard C. Dresdale

                           *
      --------------------------------------------                        Executive Vice President
                    C. Gary Willett

                           *
      --------------------------------------------                      Vice President and Secretary
                   M. Laurie Cummings

           *By:          /S/ TYLER T. ZACHEM
          ---------------------------------------
                            Tyler T. Zachem
                            ATTORNEY-IN-FACT